UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2015

NorthStar Asset Management Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36301 (Commission File Number)	46-4591526 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2015, NorthStar Realty Finance Corp., a Maryland corporation (“NRF”), completed the spin-off of its European real estate business in the form of a taxable distribution (the “Distribution”) of all of the outstanding shares of common stock of NorthStar Realty Europe Corp., a Maryland corporation (“NRE”), to its common stockholders. Immediately following the Distribution, NRF effected a 1-for-2 reverse stock split of NRF common stock (the “NRF Reverse Split”). In connection with the Distribution and the NRF Reverse Split, on October 31, 2015: (i) NSAM J-NRE Ltd (“NSAM J-NRE”), an affiliate and foreign subsidiary of NorthStar Asset Management Group Inc., a Delaware corporation (the “Company”), entered into an asset management agreement with NRE; and (ii) NSAM J-NRF Ltd (“NSAM J-NRF”), an affiliate and foreign subsidiary of the Company, entered into an amended and restated asset management agreement with NRF, both of which are summarized below.

The following descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the NRE Management Agreement (as defined below) and the Amended and Restated NRF Management Agreement (as defined below), which are included as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated by reference herein.

NRE Management Agreement

Effective upon the Distribution, NSAM J-NRE entered into an asset management agreement (the “NRE Management Agreement”), dated as of October 31, 2015, with NRE, pursuant to which the Company will manage NRE for an initial term of 20 years.

Compensation under the NRE Management Agreement

The NRE Management Agreement provides for the following:

•
an annual base management fee equal to the sum of: (a) $14 million; and (b) an additional annual base management fee equal to 1.5% per annum of the sum of: (1) any equity issued by NRE in exchange or conversion of exchangeable or stock-settleable notes; (2) any other issuances of common equity, preferred equity or other forms of equity, including but not limited to limited partnership interests in NRE’s operating partnership (“LTIP Units”) (excluding units issued to NRE and equity-based compensation, but including issuances related to an acquisition, investment, joint venture or partnership); and (3) NRE’s cumulative cash available for distribution (“CAD”), if any, in excess of cumulative distributions paid on common stock, LTIP Units or other equity awards beginning the first full calendar quarter after completion of the Distribution; and

•
an incentive fee equal to: (a) the product of: (i) 15% and (ii) CAD before such incentive fee, divided by NRE’s weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.300 per share and up to $0.360 per share; plus (b) the product of: (i) 25% and (ii) CAD before such incentive fee, divided by NRE’s weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.360 per share; (c) multiplied by NRE’s weighted average shares outstanding for the calendar quarter.

Each of the base management fee and incentive fee are calculated and payable quarterly in arrears in cash. Weighted average shares represents the number of shares of NRE’s common stock, LTIP Units or other equity-based awards (with some exclusions), outstanding on a daily weighted average basis. With respect to the base management fee, all issuances shall be allocated on a daily weighted average basis during the fiscal quarter of issuances. With respect to the incentive fee, such amounts will be appropriately adjusted from time to time to take into account the effect of any stock split, reverse stock split, stock dividend, reclassification, recapitalization or other similar transaction.

Furthermore, if NRE were to spin-off any asset or business in the future, such entity would be managed by the Company or its affiliates on terms substantially similar to those set forth in the NRE Management Agreement. The NRE Management Agreement further provides that the aggregate base management fee in place immediately after such spin-off will not be less than the aggregate base management fee in place at NRE immediately prior to such spin-off.

NRE is responsible for all of its direct costs and expenses and will reimburse the Company for costs and expenses incurred by the Company on NRE’s behalf. The Company allocates, in good faith, indirect costs to NRE related to employees, including NRE’s named executive officers, occupancy and other general and administrative costs and expenses in accordance with the terms of, and subject to the limitations contained in, the NRE Management Agreement. The indirect costs include NRE’s allocable share of the Company’s compensation and benefit costs associated with dedicated or partially dedicated personnel who spend all or a portion of their time managing NRE’s affairs, based upon the percentage of time devoted by such personnel to NRE’s affairs. The indirect costs also include rental and occupancy, technology, office supplies and other general and administrative costs and expenses. The Company allocates these costs to NRE relative to its other managed companies in good faith. NRE is obligated to reimburse the Company, in the Company’s discretion, for costs and expenses incurred by the Company for an amount not to exceed the following: (i) 20% of the combined total of (a) the general and administrative expenses as reported in the consolidated financial statements of each of NRE, NRF and any new entity spun-off from NRE or NRF after making certain adjustments described below (the “Managed Company G&A”) and (b) the Company’s general and administrative expenses as reported in its consolidated financial statements, excluding equity-based compensation expense and adding back any costs or expenses allocated to any other managed companies; less (ii) the Managed Company G&A (the “Maximum Allocable G&A”); provided, however, that NRE will not be required to reimburse the Company for any portion of the Maximum Allocable G&A for which the Company receives reimbursement from NRF or any company spun-off from NRF or NRE. Subject to the foregoing limitation and the limitations contained in the NRE Management Agreement, the Amended and Restated NRF Management Agreement or the management agreement of any company spun-off from NRE or NRF, the amount of the Maximum Allocable G&A paid by NRE, NRF and any company spun-off from NRE or NRF will be determined by the Company in its discretion. In determining the reimbursement described above, the reported general and administrative expenses of each of NRE, NRF and any company spun-off from NRE or NRF will be adjusted to exclude (1) equity-based compensation expenses, (2) non-recurring expenses, (3) fees payable to the Company under the terms of the applicable management agreement entered into by such entity with the Company and (4) any allocation of expenses from the Company.

In addition, NRE and NRF, together with any company spun-off from NRE or NRF, will pay directly or reimburse the Company for up to 50% of any long-term bonus or other compensation that the Company’s compensation committee determines shall be paid and/or settled in the form of equity and/or equity-based compensation to executives (including NRE’s named executive officers), employees, service providers and staff of the Company during any year. Subject to the foregoing limitation and the limitations contained in the Amended and Restated NRF Management Agreement and any applicable management agreement with any company spun-off from NRF or NRE, the amount paid by NRE, NRF and any company spun-off from NRF or NRE will be determined by the Company in its discretion. At the discretion of the Company’s compensation committee, the foregoing compensation may be granted in shares of NRE restricted stock, restricted stock units, long-term incentive plan units or other forms of equity compensation or stock-based awards. The NRE equity compensation for each year may be allocated on an individual-by-individual and award-by-award basis at the discretion of the Company’s compensation committee and, as long as the aggregate amount of the equity compensation for such year does not exceed the limits set forth in the NRE Management Agreement, the proportion of any particular individual’s equity compensation may be greater or less than 50%. NRE will also pay directly or reimburse the Company for an allocable portion of any severance paid pursuant to any employment, consulting or similar service agreements in effect between the Company and any of its executives, employees or other service providers.

Indemnification

NRE will indemnify, defend and protect the Company as asset manager and its directors, officers, employees, partners, managers, members, controlling persons and any other person or entity affiliated with the Company as asset manager and hold the Company harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of NRE, its stockholders or its subsidiaries) arising out of or otherwise based upon the performance of any of the Company’s duties or obligations under the NRE Management Agreement or otherwise as an asset manager of NRE or any of its subsidiaries.

Additional Covenants

NRE has granted the Company a right to appoint one individual to serve as a non-voting observer of its board of directors and any committee thereof. This individual will be entitled to receive copies of all notices, correspondence and materials directed to the members of NRE’s board of directors, except in limited circumstances.

Amended and Restated NRF Management Agreement
In connection with the Distribution, NSAM J-NRF entered into an amended and restated asset management agreement (the “Amended and Restated NRF Management Agreement”), dated as of October 31, 2015, with NRF to, among other things, proportionally adjust the base management fee and incentive fee hurdles to account for the fees payable by NRE pursuant to the NRE Management Agreement as result of the spin-off of NRE and the NRF Reverse Split.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Asset Management Agreement, dated as of October 31, 2015, between NSAM J-NRE Ltd and NorthStar Realty Europe Corp.
10.2	Amended and Restated Asset Management Agreement, dated as of October 31, 2015, between NSAM J-NRF Ltd and NorthStar Realty Finance Corp.
Safe-Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by words like “will,” “would,” “seek,” “future,” “intends” or other similar words or expressions.  Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include, but are not limited to: the NRE Management Agreement, the Amended and Restated NRF Management Agreement and various conflicts of interest in the Company’s relationship with NRE and NRF; the Company’s liquidity and financing needs; management’s track record; the effects of the Company’s current strategies and investment activities; the Company’s ability to raise and effectively deploy capital; the Company’s ability to effectively perform its obligations under various agreements with NRE, NRF and other parties; and the Company’s agreements with NRF and NRE not reflecting terms that would have resulted from arm’s-length negotiations among unaffiliated third parties.  Additional factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and its other filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to the Company on the date of this report and the Company is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Asset Management Group Inc. (Registrant)

Date: November 2, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Management Agreement, dated as of October 31, 2015, between NSAM J-NRE Ltd and NorthStar Realty Europe Corp.
10.2	Amended and Restated Asset Management Agreement, dated as of October 31, 2015, between NSAM J-NRF Ltd and NorthStar Realty Finance Corp.